Exhibit 99.1

January 28, 2014

PDC Energy Reports Record Year-End 2013 Proved Reserves of 266 MMBoe and PV-10 Before Tax Value of $2.7 Billion; Increase in 3P Reserves of 45% to 854 MMBoe; Replaced 1,320% of Production From Continuing Operations

DENVER, CO, January 28, 2014: PDC Energy, Inc. (“PDC” or the “Company”) (Nasdaq:PDCE) today reported 2013 year-end reserves and production.

2013 Proved Reserves

Total proved reserves as of December 31, 2013 were 266 million barrels of oil equivalent (“MMBoe”), compared to 193 MMBoe reported as of December 31, 2012. Taking into account the Company’s sale of approximately 16 MMBoe of proved developed (“PD”) reserves in the divestiture of its non-core Colorado dry gas assets and Appalachian shallow Upper Devonian dry gas assets, the reserve increase from continuing operations was approximately 50%. The Company’s before tax PV-10 proved reserve value increased to $2.7 billion at December 31, 2013 compared with $1.7 billion at year-end 2012, driven primarily by highly economic reserve additions in the liquid-rich Wattenberg Field. Proved reserves at year-end 2013 were comprised of approximately 54% liquids and 46% natural gas.

The Company’s proved reserve additions included further Wattenberg downspacing and an increase in per well reserves in the horizontal Niobrara and Codell formations, as well as initial proved reserve bookings in the Utica Shale play. Total proved undeveloped (“PUD”) horizontal locations in the Wattenberg Field increased to 623, including 543 in the Niobrara play and 80 in the Codell play.

James Trimble, Chief Executive Officer and President, stated, “Our 2013 year-end reserve estimates set several records for the Company, including total proven and 3P reserves, reserve additions, percent liquids, and before tax PV-10 value. Additionally, we booked initial reserves from our Utica Shale play and are seeing strong production growth from this emerging liquid-rich area. We also experienced solid production for the full-year 2013 of approximately 7.3 MMBoe. Our plan is to ramp up the pace of development by adding a fifth drilling rig in Wattenberg in the second quarter of 2014 and a second drilling rig in the Utica in the second half of 2014.”

The Company’s independent reserve engineers, Ryder Scott Company, L.P., completed its estimate of PDC’s year-end 2013 proved reserves in accordance with Securities and Exchange Commission (“SEC”) guidelines, using NYMEX prices of $96.94 per barrel (“Bbl”) for crude oil and $3.67 per million British Thermal Units (“MMBtu”) for natural gas, before adjustments for energy content, quality, midstream fees, and basis differentials.

2013 Year-End Proved Reserves Summary
	Proved Reserves (MMBoe)	BTAX PV-10 ($MM)	BTAX PV-10 ($/Boe)
Beginning balance at December 31, 2012	192.8	$1,709	$8.86
Drilling, improved well performance and pricing revisions	95.3
Acquisitions	1.1
Divestitures	(16.1)
2013 production	(7.3)

Ending balance at December 31, 2013	265.8	$2,704	$10.17

During 2013, PDC added 95 MMBoe of proved reserves through a combination of drilling, improved well performance and pricing revisions. The 95 MMBoe includes the benefit of increased well density on PUD locations in the Niobrara and Codell plays. In addition, the Company increased reserves 33% in the Appalachian Basin, primarily in the Marcellus Shale, and booked proved reserves of 14.4 MMBoe in the Utica Shale. The strong PUD reserve growth in the Wattenberg and the divestiture of PD reserves resulted in total PD reserves being 28% of total proved reserves as of December 31, 2013.

The following table provides PDC’s 2012 and 2013 total proved reserves (“1P”) by major operating area:

Total Proved Reserves (1P) at December 31, (MMBoe)
	2012	2013
Wattenberg	148.9	211.9
Appalachia	29.8	39.5
Utica	—	14.4
Piceance	11.1	—
Northeast Colorado (NECO)	3.0	—

Total:	192.8	265.8

2013 Proved, Probable and Possible Reserves (“3P”)

PDC’s internal estimate of 3P reserves increased approximately 45% from 589 MMBoe at December 31, 2012 to 854 MMBoe at December 31, 2013, and contains an estimated 56% liquids and 44% natural gas mix. The increase in the Company’s 3P reserves was primarily related to additional downspacing of the liquid-rich Wattenberg Niobrara and Codell plays to approximately 22 total wells per section, which increased the Company’s Wattenberg 3P inventory to over 2,800 gross horizontal locations. Overall, the Company’s total 3P horizontal inventory increased to 3,600 gross locations.

Upcoming Investor Presentations and Analyst Day

PDC is scheduled to present at the following conferences: SunTrust Appalachian Mini-Conference in Pittsburgh, Pennsylvania on Monday, February 3, 2014; the Credit Suisse Energy Summit in Vail, Colorado on February 11, 2014; and the IPAA-OGIS conference in Ft. Lauderdale, Florida on February 12, 2014. PDC also plans to host an analyst day in New York on Thursday, April 17, 2014. The event is scheduled to be held at the NASDAQ Market Site, 4 Times Square, New York, New York. Please see the Company’s website at www.pdce.com for full details and webcast information. The related slide presentation is expected to be available on the Company’s website immediately prior to the event.

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About PDC Energy, Inc.

PDC Energy is a domestic independent energy company engaged in the exploration, development and production of crude oil, NGLs and natural gas. Its operations are focused primarily in the liquid-rich Wattenberg Field of Colorado, including the horizontal Niobrara and Codell plays, the Utica Shale in Ohio and the Marcellus Shale in West Virginia. PDC is included in the S&P SmallCap 600 Index and the Russell 2000 Index of Companies.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

AND NON-GAAP FINANCIAL MEASURE

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding PDC’s business, financial condition, results of operations and prospects. All statements other than statements of historical facts included in and incorporated by reference into this release are forward-looking statements. Words such as expects, forecast, guidance, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements regarding future production, future reserves, including 1P and 3P reserve estimates, downspacing and other drilling opportunities, future capital expenditures, the timing of various drilling projects, expected timing of the fifth rig in the Wattenberg and the second rig in the Utica, and management’s strategies, plans and objectives. However, these are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this report reflect the Company’s good faith judgment, such statements can only be based on facts and factors currently known to PDC. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	changes in production volumes, demand and commodity prices for natural gas, oil and NGLs;

•	the availability of sufficient pipeline, gathering and other transportation facilities and related infrastructure to process and transport PDC’s production, particularly in the Wattenberg Field and Utica Shale; the impact of these facilities and infrastructure on price and possible impediments to anticipated increases in midstream capacity;

•	changes in estimates of proved reserves;

•	declines in the values of PDC’s natural gas and oil properties resulting in impairments;

•	the timing and extent of the Company’s success in discovering, acquiring, developing and producing natural gas and oil reserves;

•	PDC’s ability to acquire leases, drilling rigs, supplies and services at reasonable prices;

•	reductions in the borrowing base under the Company’s credit facility or other adverse changes to the Company’s liquidity;

•	risks incident to the drilling and operation of natural gas and oil wells;

•	future production and development costs;

•	the effect of existing and future laws, governmental regulations and the political and economic climate of the United States of America;

•	changes in environmental laws and the regulations and enforcement related to those laws and the timely receipt of permits under those laws;

•	the identification of and severity of environmental events and governmental responses to the events;

•	the effect of natural gas and oil derivative activities;

•	potential obstacles to completing proposed transactions in a timely manner or at all, and purchase price or other adjustments relating to those transactions that may be unfavorable to PDC;

•	conditions in the capital markets; and

•	losses possible from pending or future litigation.

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Further, PDC urges you to carefully review and consider the cautionary statements made in this press release, the Item 1-A Risk Factors in PDC’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with SEC on February 27, 2013, and other filings with the SEC for further information on risks and uncertainties that could affect the Company’s business, financial condition and results of operations, which are incorporated by this reference as though fully set forth herein. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. PDC undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward looking statements are qualified in their entirety by this cautionary statement. Estimates of non-proved reserves, including 3P reserves, are based on more limited information, and are subject to significantly greater risk of not being produced than proved reserves. Initial and test results from a well are not necessarily indicative of the well’s long-term performance.

Before tax PV-10 is a non-GAAP measure and is different than the standardized measure of discounted future net cash flows (“standardized measure”), which measure will be presented in PDC’s upcoming Annual Report on Form 10-K, in that before tax PV-10 is a pre-tax number, while standardized measure includes the effect of estimated future income taxes.

Contacts:	Michael Edwards
Senior Director Investor Relations
303-860-5820
michael.edwards@pdce.com

Marti Dowling
Manager Investor Relations
303-831-3926
marti.dowling@pdce.com

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